Exhibit (c)(15)

Exhibit (C)(15)

J.Crew Discussion Materials

Goldman, Sachs & Co. August 2010

[31-August-2010]

Goldman

Sachs

Table of Contents

I. Analysis of J.Crew Recent Performance

II. Share Repurchase Considerations

Appendix A: Supplemental Materials

Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

Goldman

Sachs

I. Analysis of J.Crew’s Recent Performance

Analysis of J.Crew’s Recent Performance 3

J.Crew Stock Has Been Weighed Down By FY2010 Earnings Guidance Revisions

Goldman

Sachs

EPS Guidance

27-May 28-Aug

FY 10 $2.35—$2.25 -

2.45 2.35

Q2 10 $0.40—$0.50

0.45(Actuals)

Q3 10—$0.55 –

0.60

Closing Price ($)

$60.00 $50.00 $40.00 $30.00 $20.00 $10.00 $0.00

Aug-2007 Feb-2008 Aug-2008 Feb-2009 Aug-2009 Feb-2010 Aug-2010

29-Nov-2007

Reported 3Q07 earnings of $0.42 above analyst estimates of $0.37

20-Feb-2008

Opened first Madewell store

29-May-2008

Reported 1Q08 earnings of $0.48 above analyst estimates of $0.47

5-Sep-2007

Reported 2Q07 earnings of $0.32 above analyst estimates of $0.29

11-Mar-2008

Reported FY2007 earnings of $1.54 above analyst estimates of $1.52

22-Jan-2008

President Jeffrey Pfeifle announced his resignation effective on Feb 1, 2008

26-Aug-2008

Reported 2Q08 earnings of $0.28 missing analyst estimates of $0.33 and guidance of $0.31-$0.33

8-Jan-2009

Management lowered FY2008 guidance to $0.77-$0.82 from $1.11-$1.16

25-Nov-2008

Reported 3Q08 earnings of $0.30 meeting analyst estimates of $0.30

27-Aug-2009

Reported 2Q09 earnings of $0.29 above analyst estimates of $0.14

28-May-2009

Reported 1Q09 earnings of $0.32 above analyst estimates of $0.10

22-Oct-2009

Management raised 3Q09 guidance to $0.54-$0.59 from $0.30-$0.33

24-Nov-2009

Reported 3Q09 earnings of $0.67 above analyst estimates of $0.59

27-May-2010

Reported 1Q10 earnings of $0.68 above analyst estimates of $0.56

26-Aug-2010

Reported 2Q10 earnings of $0.50 ex non-recurring items above analyst estimates of $0.46

26-Aug-2010

Management lowered FY2010 guidance to $2.25-$2.35 from $2.35-$2.45

$30.23

13-Jul-2010

Tracy Gardner announced her resignation effective Sept 13, 2010

9-Mar-2010

Reported FY2009 earnings of $1.91 above analyst estimates of $1.75

Current Price $ 30.23

52 Wk High 50.00

52 Wk Low 30.23

52 Wk Avg. 40.94

3 Months Avg. 37.13

Since 1-May-10 Avg 39.07

Daily from 30-Aug-2007 to 30-Aug-2010

Source: Bloomberg

Analysis of J.Crew’s Recent Performance 4

Goldman

Sachs

J.Crew’s Stock Has Mostly Tracked the EPS Estimate Trend

Yearly EPS Estimate ($)

$4.00 $3.25 $2.50 $1.75 $1.00 $0.25

Aug-2007 Dec-2007 Apr-2008 Aug-2008 Dec-2008 Apr-2009 Aug-2009 Dec-2009 Apr-2010 Aug-2010

$1.91 FY 2009A

$60.00

$50.00

$2.60 FY 2011E

$40.00

$2.31 FY 2010E

$30.23 $30.00

$20.00

$10.00

$0.00

Closing Price ($)

Monthly from 30-Aug-2007 to 13-Aug-2010

FY 2009 FY 2010 FY 2011 J.Crew Stock Price

Source: Bloomberg

Analysis of J.Crew’s Recent Performance 5

Goldman

Sachs

Despite Strong Same Store Sales Performance, J.Crew’s Stock Has Declined Recently

Closing Price ($)

$60.00 $50.00 $40.00 $30.00 $20.00 $10.00 $0.00

Aug-2007 Feb-2008 Aug-2008 Feb-2009 Aug-2009 Feb-2010

Q3 2007: 5.0% Est: 5.0%

Q4 2007: 4.0% Est: 4.0%

Q1 2008: 2.4% Est: 4.0%

Q2 2008: (0.4)% Est: (1.0)%

Q3 2008: (2.9)% Est: (3.0)%

Q4 2008: (13.1)% Est: (17.0)%

Q2 2009: (5.1)% Est: (5.0)% Q1 2009: (5.1)% Est: (5.0)%

Q3 2009: 8.4% Est: 8.0%

Q4 2009: 16.6% Est: 9.0%

Q1 2010: 15.1% Est: 12.0%

Q2 2010: 11.0% Est: 10.0%

20.0% 15.0% 10.0%

5.0% $30.23 0.0% (5.0%)

(10.0%)

(15.0%)

Same Store Sales

Daily from 30-Aug-2007 to 30-Aug-2010

Stock Price

Same Store Sales

Source: Bloomberg, Press releases

Note: Comp Store Sales beat vs. analyst estimates are highlighted in GREEN, miss vs. analyst estimates are highlighted in RED and inline with analyst estimates are highlighted in BLACK.

Analysis of J.Crew’s Recent Performance 6

Goldman

Sachs

Specialty Retail Stocks Have Traded Down Significantly Since May…

S&P 500

Since May-10

(38)% (13)% (17)% (18)% (20)% (22)% (23)% (24)% (26)% (29)% (33)% (34)% (35)% (38)%

Median = (24)% (13)%

YTD

(32)%

25% (1)% (7)% (12)% (0)% 3% (23)% (3)% (23)% 17% (18)% (18)% (25)%

(7)% Median = (7)%

One Year

(13)%

60% 22% 10% 7% 4% 59% (6)% (16)% (7)% 8% (15)% (10)%

NA

Median = 4%

2%

Market Trough (Mar 09 –May 10)

420% 353% 267% 189% 165% 161% 825% 95% 96% 254% 703% 160% 72% NA

62% Median = 177%

Source: Bloomberg Note: As of 30-Aug-2010

Analysis of J.Crew’s Recent Performance 7

Goldman

Sachs

…Leading to Multiple Contraction Across the Board

2010E P/E Multiple

Current

13.1x

27.7x

19.9x

18.1x

17.7x

15.5x

14.4x

13.5x

13.3x

13.2x

11.4x

9.4x

9.4x

8.4x

Median = 13.4x

12.9x 01-May-10 21.1x 38.8x 29.2x 23.6x 25.1x 19.6x 21.8x 29.0x 16.5x 14.8x 15.5x 11.0x 14.3x 12.8x

Median = 19.6x 15.4x A Year Ago 28.0x 32.3x 21.9x 20.6x NA 16.8x 14.9x

13.9x 15.4x NA

15.8x 14.2x

9.2x 12.4x

Median = 15.2x

13.8 x

Market Trough (Mar 09)

16.1x

9.4x

7.7x

12.0x NA

6.7x

9.1x

6.4x

7.1x NA

12.5x

8.3x

9.7x

10.7x

Median = 8.7x

8.5x

Source: Bloomberg Note: As of 30-Aug-2010

Analysis of J.Crew’s Recent Performance 8

Goldman

Sachs

Market Capitalization Evolution Over The Last Twelve Months

($ in billions)

1-Yr.

Aug-09 Sep-09 Oct-09 Nov-09 Dec-09 Jan-10 Feb-10 Mar-10 Apr-10 May-10 Jun-10 Jul-10 Aug-10 Change (%)

$ 2.3 $ 2.3 $ 2.6 $ 2.7 $ 2.8 $ 2.5 $ 2.7 $ 2.9 $ 3.0 $ 2.9 $ 2.3 $ 2.3 $ 2.0(12.2)%

3.0 2.9 2.9 3.5 3.1 2.8 3.2 4.0 3.9 3.2 2.7 3.3 3.1 4.3%

2.7 2.9 2.5 2.1 2.2 2.2 2.2 2.7 2.7 2.6 2.7 2.7 2.1(22.4)%

2.9 3.5 3.6 3.2 3.5 3.3 3.5 3.9 3.5 2.7 2.4 2.5 2.6(11.1)%

0.8 0.9 0.8 0.8 0.8 0.7 1.0 1.2 1.3 1.3 1.0 1.0 0.9 8.2%

1.2 1.6 1.4 1.3 1.4 1.4 1.4 1.7 1.7 1.7 1.5 1.3 1.2(4.5)%

9.3 10.5 10.5 11.1 11.7 11.1 11.4 12.4 13.1 12.5 11.2 11.3 10.6 14.3%

13.9 14.9 14.9 14.9 14.5 13.2 14.8 15.4 16.5 14.5 12.7 11.8 11.0(20.9)%

3.3 3.4 3.4 3.4 3.9 3.7 3.8 4.4 4.3 3.5 2.9 3.3 3.1(5.7)%

4.7 5.5 5.7 5.3 6.2 6.1 7.1 8.0 8.7 8.0 7.2 8.3 8.0 70.6%

1.4 1.6 1.8 1.8 2.1 2.0 2.0 2.9 2.7 2.9 2.6 2.9 2.2 58.3%

7.1 7.6 7.4 7.6 8.0 8.1 7.9 8.4 8.9 8.6 7.0 7.6 7.6 6.1%

NM NM NM 0.6 0.7 0.7 0.7 0.8 0.8 0.8 0.7 0.7 0.5 NM

4.9 5.1 5.3 5.3 5.9 5.3 5.4 6.4 6.3 6.1 5.8 5.4 5.3 7.3%

Source: CapIQ

Analysis of J.Crew’s Recent Performance 9

Goldman

Sachs

Growth Expectations for J.Crew Still Robust

Company

FY 10 – FY 12 Revenue Growth

8.9%

21.8%

19.6%

15.9%

10.1%

9.2%

8.8%

8.1%

6.8%

3.4%

Median: 8.1%

1.9%

3.2%

1.3%

(2.5)%

FY 10 – FY 12 Margin Expansion

1.0%

1.7%

0.9%

Median: 0.9%

(0.2)%

5.2%

0.6%

1.9%

0.0%

1.1%

0.6%

1.0%

0.6%

(0.9)%

1.4%

LT EPS Growth

20.0%

25.0%

25.0%

20.0%

16.5%

15.0%

Median: 14.5%

15.0%

13.3%

11.0%

14.0%

13.0%

14.5%

10.0%

10.0%

Source: Wall Street Estimates as of 30-Aug-2010

Analysis of J.Crew’s Recent Performance 10

Goldman

Sachs

Research Analysts’ Have Some Concerns Over Tough 2H SSS Comparisons and Near Term Margin Expansion…

Analyst Recommendations

Underperform (1) 5%

Strong Buy (7) 33%

Hold (10) 48%

Buy (3) 14%

Target Price

Broker Price Target

Goldman Sachs $33.00

Atlantic Equities 28.00

Bmo Capital 31.00

Markets

Bofa Merrill Lynch 35.00

Breen Murray 42.00

Jefferies 35.00

JP Morgan 37.00

Miller Tabak 50.00

Mkm Partners 41.00

Morningstar 34.00

Oppenheimer 50.00

Piper Jeffray 38.00

Robert W. Beird 49.00

UBS (US) 35.00

Wedbush 40.00

Securities Inc.

Weeden 40.00

Median $37.50

“The outlook for shares over the next 6-12 months comes down to what happens to the earnings base of the core business. If the environment remains weak but stable, inventory should be realigned by 1H11 resulting in less margin pressure on the core business and potential for leverage on other growth initiatives through the balance of the year. However if trends deteriorate further we could see some additional markdown pressure in 4Q and there is substantial risk to record margins earned in the first half of this year.” Goldman Sachs, August 26, 2010

“Though JCG has longer-term store growth potential in Madewell, it is still somewhat unproven and for now EPS growth is much more dependent on comp sales and margin leverage at the core business. Concerns over inventory planned up mid to high-single digits at 2Q end, coupled with fear of sector-wide sales deceleration and tough compares for JCG, will likely be an overhang until these risks are either validated or refuted this Fall.”

Goldman Sachs, July 13, 2010

“Primary downside risks are a slowdown in sales and a general sector pullback.” Goldman Sachs, July 13, 2010

“…the stock seems likely to have a high $40s ceiling on it in the near term until the company proves that it can profitably lap last year’s robust 2H results (comps up low-double digits and margins up ~1,500bps!). As the growth trajectory should slow throughout the year (JPM estimates: Q2 65%, Q3 6%, and Q4 3%) and operating margins push above 16%, we believe that shares should remain range-bound in the near term.”

JPMorgan, June 02, 2010

“…given our current view that future square footage expansion will be modest and margin trends will begin to tail off in 2H into 2011, we believe that additional multiple expansion from the midteens is becoming less likely as fears continue to build regarding the company’s difficult holiday comparison.” JPMorgan, June 02, 2010

Source: IBES estimates, Wall Street Research

Analysis of J.Crew’s Recent Performance 11

Goldman

Sachs

But Are Bullish on J.Crew’s Long Term Growth Propects and Strategy

Analyst Recommendations

Underperform (1) 5%

Strong Buy Hold (7) (10) 33% 48% Buy (3) 14%

Target Price

Broker Price Target

Goldman Sachs $33.00

Atlantic Equities 28.00

Bmo Capital 31.00

Markets

Bofa Merrill Lynch 35.00

Breen Murray 42.00

Jefferies 35.00

JP Morgan 37.00

Miller Tabak 50.00

Mkm Partners 41.00

Morningstar 34.00

Oppenheimer 50.00

Piper Jeffray 38.00

Robert W. Beird 49.00

UBS (US) 35.00

Wedbush 40.00

Securities Inc.

Weeden 40.00

Median $37.50

“JCG has one of the strongest brands in our coverage, with compelling initiatives to drive gradual long-term growth (wedding, men’s madewell, etc.).” Goldman Sachs, August 26, 2010.

“Another longer-term positive we see is as 70 million gen Y’ers start filling the 21-35 age group in the next five years, JCG seems very well positioned to capture them (recent closings of ANF’s Ruehl and AEO’s Martin & Osa demonstrate it is not easy to build a new brand to capture this audience).” JPMorgan, June 02, 2010

“We believe the right call is to be buying the stock at current levels, as earnings upside will continue, and the longer term growth story and return on capital profile is one of the most exciting in retail.” Credit Suisse, May 28, 2010

“Given the greater consistency in their business, we believe mgmt is likely to feel more comfortable about sq ft growth prospects next yr. After growing sq ft at ~3% in F10, we believe growth could increase to 6-8% in F11. Part of the increase will likely be driven by a ramp-up in Madewell (where we believe sales have exceeded plan) openings, to 10-15 in F11 and potentially an even greater number in F12. We also hope to hear more from mgmt about the possibility of opening stores in Canada and London.” Credit Suisse, May 25, 2010

“Given the company’s attractive long-term growth opportunity (including Madewell store openings as the concept reduces operating losses, launch of wedding shop, and potential international expansion) and highly differentiated assortments,…we believe the current entry point presents a compelling opportunity for investors to own one of the highest quality multi-channel specialty retailers.” Wedbush, May 25, 2010

Source: IBES estimates, Wall Street Research

Analysis of J.Crew’s Recent Performance 12

Goldman

Sachs

J.Crew’s Stock Price Has Traded Down With Specialty Softlines Since May While EPS Estimates Have Increased

J.Crew (Curent) Stock Price: $30.23 FY2010E EPS: $2.31

2010 Stock 2010

Price / 2010 EPS P/E Change Price Change EPS Change

Aug-10 May-10 Aug-09 May-10 Aug-09 May-10 Aug-09 May-10 Aug-09

J.Crew 13.1 x 21.1 x 28.0 x(38.1)%(53.3)%(37.8)%(13.0)% 0.4% 86.3%

Abercrombie 19.9 x 25.1 x 21.9 x(20.7)%(9.1)%(21.6)% 3.9%(1.1)% 14.3%

Aeropostale 8.4 x 11.0 x 12.4 x(23.5)(31.9)(26.0)(15.9)(3.3) 23.4

American Eagle 13.5 x 14.8 x 13.9 x(8.9)(3.1)(23.8)(6.0)(16.4)(3.0)

Ann Taylor 13.2 x 29.0 x NA(54.6) NM(33.0) 7.6 47.4 NM

Buckle 9.4 x 12.8 x 9.7 x(26.7)(3.0)(35.1)(10.1)(11.4)(7.3)

Coach 13.5 x 19.6 x 14.4 x(31.3)(6.4)(16.9) 22.2 21.0 30.5

Gap 9.4 x 14.3 x 14.2 x(34.2)(34.0)(34.2)(15.2) 0.0 28.6

Guess? 11.4 x 15.5 x 15.8 x(26.3)(27.4)(29.0)(6.7)(3.7) 28.4

Limited 13.3 x 16.5 x 16.0 x(19.4)(16.9)(13.2) 60.1 7.7 92.6

lululemon 27.7 x 38.8 x 32.3 x(28.6)(14.1)(23.2) 59.3 7.5 85.5

Polo 15.4 x 21.8 x 16.4 x(29.5)(6.0)(18.3) 9.8 16.0 16.8

rue21 17.4 x 29.2 x NM(40.3) NM(37.7) NM 4.4 NM

Urban Outfitters 18.1 x 23.6 x 20.6 x(23.5)(12.5)(20.2) 7.0 4.3 22.3

Specialty Median 13.5 x 19.6 x 15.8 x(26.7)%(12.5)%(23.8)% 5.4% 4.3% 23.4%

Source: Bloomberg

Analysis of J.Crew’s Recent Performance 13

Goldman

Sachs

II. Share Repurchase Considerations

Share Repurchase Considerations 14

Goldman Sachs

Comparison of Repurchase Strategies

	Open Market Repurchase	Accelerated Stock Buyback
Time Required to Implement	■ **~ 1 day**	■ **~ 1 -2 weeks;** Includes hedge period
Key Documentation	■ **Engagement letter**	■ **Master and Supplemental Confirmations**
Cash Outlay	■ **Over time**	■ **Upfront**
Share Retirement	■ **Over time**	■ **Upfront**
Commitment	■ **Flexible;** Company can dictate the pace of the repurchase at its own discretion (so long as it is in an open window)	■ Once ASB is executed, Company is **committed** to the program
Signaling Impact	■ **Muted;** market will learn about actual buyback activity in next quarterly filing or earnings call	■ **Strong;** ASB announcement is made upfront upon execution
Execution Certainty	■ At Company's discretion of **volume and price** but not size	■ Guaranteed **repurchase size**, uncertainty of price per share
Management of Price Exposure	■ Price can be managed through **limit orders or pricing grid**, albeit no guarantee of share retirement	■ Prices can be managed through **limit orders** or pricing grid like open market repurchase or through more formulaic mechanic such as a **collar**
Ability to Buy at a Discount to Market Price	■ **No**	■ **Yes**

Share Repurchase Considerations 15

Goldman

Sachs

Sizing Considerations for a J.Crew’s Share Repurchase

J.Crew Can Repurchase $150mm in Stock in Less Than 2 Months

Consolidated Volume: 1,955,505 10b-18 Volume Limit: 488,876

Repurchase Size ($mm): $50 $100 $150 Repurchase Size (Shares mm): 1.7 3.3 5.0

% Daily Consolidated # Shares Purchased

Volume Purchased Daily Time to Completion (Days)

5.00% 97,775 17 34 51

10.00% 195,551 9 17 26

15.00% 293,326 6 12 17

20.00% 391,101 5 9 13

% of Market Cap

8% 7% 6% 5% 4% 3% 2% 1% 0%

7.6%

5.1% 5.5%

4.3%

2.5%

$50 $100 $150 ASB Median ASB Average JCG JCG JCG

Days Trading Volume

8 7 6 5 4 3 2 1 0

6.9

5.8

2.5

1.7

0.8

$50 $100 $150 ASB Median ASB Average JCG JCG JCG

1 Volume observations taken from last 6 months with spot price of $30.23.

Share Repurchase Considerations 16

Goldman

Sachs

Accelerated Stock Buyback

Basic Overview

Mechanics

GS borrows and sells a fixed number of shares to JCG in a single private transaction GS and JCG enter into a “make-up” contract with a predetermined maturity

The average price during the make-up contract is used to determine the economic repurchase price for the shares. JCG will either pay or receive the difference between the average price and initial price

Pros/Cons

+ Immediate reduction in share count for EPS purposes

+ Averaging period need not exclude blackout periods

+ Can be structured with a cap to limit upside exposure

– Reduced flexibility (difficult to suspend)

– Exposed to stock price appreciation

– Requires upfront cash outlay

Schematic

Cash J.CREW

Goldman

Sachs

Shares

Make Up Contract

Tax/Accounting/Legal

Upon the initial sale of stock to JCG the number of shares outstanding will be reduced If written to be EITF 00-19 compliant, there are no accounting entries on JCG’s balance sheet during the term of the contract The effective repurchase price for the shares repurchased upon the initial sale to JCG is based on 10b-18 VWAP during the “make-up” period

Share Repurchase Considerations 17

Goldman

Sachs

Applications of An Accelerated Stock Buyback

Strategic

More defined message for existing programs

Signaling impact for first time repurchase

Improved valuation metrics

Response to vocal shareholder

Quick use of excess cash on balance sheet

Tactical

Hedge upside exposure in price

Buy stock at a discount

More efficient way to buy shares that are already anticipated to be purchased during the fiscal year

Offset expected share dilution from option exercises or convertibles

Repurchase through blackout

Share Repurchase Considerations 18

Goldman

Sachs

ASB Structural Options

Structural Components

Sizing

Maturity

Price Participation

Alternatives

Fixed Dollar Notional

Fixed Share Amount

Fixed

Variable Capped Collar

Grid-Based

No collar

Benefits

Cost of repurchase known at inception Typically maximizes discount to VWAP

Maximize number of shares retired upfront

Certainty of maturity

Ability to achieve sub-VWAP pricing

Limit exposure to potential increase in repurchase price

Limit exposure to potential increase in repurchase price

Allows exclusion of days with high prices and to overweight lower price days

Participate in all stock price moves

Concerns

Retire fewer shares upfront than fixed share

May require additional payment in shares or cash at maturity

Typically does not include a discount to VWAP

Exact maturity of the program is not known upfront

Purchase of cap without sale of floor may result in reduced (or no) discount

Potentially forgo a payment from GS by fixing a “floor” price for the “make-up” contract – benefit from stock price declines only to floor price

Does not guarantee maximum price

Discount dependant on structure

Share Repurchase Considerations 19

Goldman

Sachs

Illustrative Share Repurchase Economics

Transaction Size: $100 million Minimum Maturity: 2 weeks Maximum Maturity: 2 months

Cap Price (%): 107.5% of Hedge Period Reference Price

Floor Price (%): 95% of Hedge Period Reference Price

Discount to VWAP: 1.00%

Share Repurchase Considerations 20

Goldman

Sachs

Structuring an Open Market Repurchase Program

Issues to Consider

Sizing

Timing

Price Sensitivity

Action Items and Mechanics

Documentation

Daily Trading Execution

10b-18 volume restriction Percent of daily volume

Program duration Blackout periods

Predetermined price limits

Volume Weighted Average Price (intraday vs. period) Impact of volume on repurchase price

Account Opening Documents Engagement Letter

Board Resolution authorizing Share Repurchase Program W-9

Transfer Agent Contacts, Instructions, and Settlement Arrangements

Daily or Periodic Placement of Orders

Scheduled Debriefings of Market Conditions and Trading Color

Share Repurchase Considerations 21

Goldman

Sachs

Next Steps for ASB Execution

Business

Agree on structure for Accelerated Repurchase

— Size

— Price Protection

— Length of Program

— Fixed or Variable Maturity Work to craft disclosure and messaging

— Press release

Legal

Set up call with J. Crew Counsel and GS External Counsel, to introduce the ASB document J. Crew Counsel and GS Counsel to negotiate ASB confirmation and discuss disclosure J. Crew Internal Counsel/Treasury to complete standard brokerage account documents in order to receive/deliver payments and shares

Accounting

Set up call with J. Crew Accounting and GS Internal Accounting, to update perspectives on accounting treatment of ASB

J. Crew accounting to review transaction in relation to compliance with ASC 480-10-25 (FAS 150), ASC 815-40-25 (EITF 00-19) and other accounting standards

Key Participants

J. Crew Core Team, GS capital markets team J. Crew Counsel

Key Participants

J. Crew Counsel, GS Counsel

Key Participants

J. Crew Accounting, GS Internal Accounting

Share Repurchase Considerations 22

Goldman

Sachs

One-Time Share Repurchase Results In Meaningful EPS Accretion

($ in millions, except per share data)

One-Time Share Repo Size Status Quo $ 50 $ 100 $ 150 $ 200 $ 250

% of Market Cap 2.4% 4.9% 7.3% 9.8% 12.2%

Cash Used 50 100 150 200 250

Share Repurchase Price $ 30.23 $ 30.23 $ 30.23 $ 30.23 $ 30.23

Shares Repurchased (mm) 1.6 3.3 5.0 6.6 8.3

% of Outstanding Shares Repurchased (1) 2.6% 5.2% 7.8% 10.4% 12.9%

Accretion / (Dilution) Analysis

FY 2011E Net Income (2) (3) $ 173 $ 173 $ 173 $ 173 $ 173 $ 173

FY 2011E Shares Outstanding 66.5 64.9 63.2 61.6 59.9 58.3

FY 2011 E EPS (2) (3) (3) $ 2.60 $ 2.67 $ 2.74 $ 2.81 $ 2.89 $ 2.97

Accretion / (Dilution) (%) 2.5% 5.2% 8.0% 11.0% 14.2%

FY 2011E - 2013 E EPS CAGR 14.5% 14.4% 14.4% 14.3% 14.2% 14.1%

Pro Forma Cash Balance (2010) $ 340 $ 291 $ 241 $ 191 $ 141 $ 91

Source: Public filings, IBES Estimates

Note: Share repurchases are funded with existing cash balance. Assumes interest on cash to be 1.0% (1) Based on 63.8 million basic shares outstanding as of 30-Aug-2010.

(2)	Assumes a tax rate of 40.2% for FY2011E.

(3) Based on 2011E weighted average diluted shares of 66.5 million. (4) Accretion calculated based on current price of $30.23.

Share Repurchase Considerations 23

Goldman

Sachs

Appendix A: Supplemental Materials

Supplemental Materials 24

Goldman

Sachs

Current Cap Structure

J.Crew ($ in millions)

Moody’s Adj.

Amount LTM LTM Leverage Interest / Tranche Current Bid /

(USD) Leverage (1) Using 8x (2) Coupon Rating Implied Yield Maturity

Cash $340

Undrawn Revolving Credit Facility (3) 195

Total Liquidity $536

Revolving Credit Facility ($200mm Capacity) - 0.0 x 1.9 L + 100-125 NA / NA May-2013

Term Loan (5) 49 0.2 2.0 L + 175 (4) Ba2 / BB+ 93.00 / 6.2% May-2013

Total Debt $49 0.2x 2.0x

Market Equity (30-Aug-2010) 2,043

Total Capitalization $2,092

Corporate Rating BB+ / WR Stable / NA

Source: Company Filings as of 31-Jul-2010

(1) Assumes LTM EBITDA to be $277mm as of 31-Jul-10. (2) LTM rent expense of $86mm capitalized at 8.0x. (3) Adjusts for $6mm of Letters of Credit as of 31-Jul-2010.

(4) Interest rate is at company’s option, at base rate plus a margin of 0.75% or at L+175 bps

(5) On August 24, 2010, the Company notified its lenders that it would make a voluntary prepayment of the remaining outstanding balance on its credit agreement on August 31, 2010.

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Goldman Sachs

Common Stock Comparison

($ in millions, except per share data)

Company	Closing Price 30-Aug-2010	% of 52 Week High	Equity Market Cap (1)	Enterprise Value (1)	Enterprise Value Multiples (2): Sales LTM	Enterprise Value Multiples (2): EBITDA LTM	Enterprise Value Multiples (2): EBITDA 2010	Enterprise Value Multiples (2): EBITDA 2011	Enterprise Value Multiples (2): EBIT LTM	Calendarized P/E Multiples (2): 2010	Calendarized P/E Multiples (2): 2011	5-Year EPS CAGR (2)	2011 PE/5-Year EPS CAGR	LTM Margins (1): EBITDA	LTM Margins (1): EBIT	Dividend Yield
J.Crew	$ 30.23	60 %	$ 2,043	$ 1,751	1.0 x	6.3 x	5.5 x	5.1 x	6.3 x	13.1 x	11.6 x	20.0 %	0.6 x	16.3 %	16.3 %	0.0 %
U.S. Specialty Retailer																
Abercrombie & Fitch	$ 35.04	70 %	$ 3,092	$ 2,568	0.9 x	6.3 x	5.3 x	4.5 x	14.8 x	19.9 x	14.4 x	16.5 %	0.9 x	13.6 %	5.8 %	2.0 %
Aeropostale	22.25	69	2,087	1,774	0.8	3.8	3.8	3.5	4.3	8.4	7.8	13.3	0.6	20.2	18.0	0.0
American Eagle	$ 13.05	67	2,552	2,121	0.7	5.2	4.7	4.3	8.4	13.5	11.7	13.0	0.9	13.3	8.3	3.1
AnnTaylor	15.17	61	896	635	0.3	3.3	3.0	2.7	NM	13.2	11.1	14.5	0.8	10.2	4.9	0.0
Buckle	24.33	61	1,163	1,008	1.1	4.4	4.6	4.4	4.9	9.4	8.9	10.0	0.9	25.2	22.3	3.3
Coach	$ 35.77	81	10,638	9,967	2.8	7.8	NA	6.9	8.7	14.4	12.8	15.0	0.9	35.4	31.9	1.0
Gap	$ 16.90	64	10,995	8,514	0.6	3.3	3.5	3.4	4.4	9.4	8.9	10.0	0.9	18.1	13.5	2.2
Guess?	$ 33.07	66	3,113	2,632	1.2	5.7	5.8	5.1	6.7	11.4	10.0	15.0	0.7	20.6	17.6	1.7
Limited Brands	$ 24.14	84	7,954	9,336	1.1	6.5	6.2	5.7	9.1	13.3	12.1	14.0	0.9	16.1	11.7	2.5
Lululemon Athletica	31.90	70	2,239	2,066	4.1	15.7	12.6	10.1	18.9	27.7	22.6	25.0	0.9	25.8	21.5	0.0
Polo	75.46	79	7,555	6,826	1.3	7.1	7.4	6.7	8.8	15.5	13.7	11.0	1.2	18.7	15.2	0.5
rue21	20.76	55	514	486	0.9	7.8	6.9	5.7	11.1	17.7	14.5	25.0	0.6	11.2	7.9	0.0
Urban Outfitters	30.70	76	5,264	4,681	2.3	10.1	8.5	7.2	12.5	18.1	15.3	20.0	0.8	22.8	18.4	0.0
High		84 %	$ 10,995	$ 9,967	4.1 x	15.7 x	12.6 x	10.1 x	18.9 x	27.7 x	22.6 x	25.0 %	1.2 x	35.4 %	31.9 %	3.3 %
Mean		70	4,466	4,047	1.4	6.7	6.0	5.4	9.4	14.8	12.6	15.6	0.8	19.3	15.2	1.3
Median		69	3,092	2,568	1.1	6.3	5.6	5.1	8.7	13.5	12.1	14.5	0.9	18.7	15.2	1.0
Low		55	514	486	0.3	3.3	3.0	2.7	4.3	8.4	7.8	10.0	0.6	10.2	4.9	0.0

(1) Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.
(2) Sources: LTM numbers are based on latest publicly available financial statements. Projected revenues, EBITDA, EBIT, and EPS are based on IBES median estimates and/or other Wall Street research.

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Goldman

Sachs

Disclosure

© Goldman, Sachs & Co. and/or its affiliates (“Goldman Sachs”). All rights reserved. This information may be confidential. It is intended solely for the use of the intended recipient and should not be reproduced, disclosed or distributed without the prior written consent of Goldman Sachs. If you are not the intended recipient of this material please delete and destroy all copies immediately.

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Supplemental Materials 27